UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2020

CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52883 (Commission File Number)	20-4456503 (IRS Employer Identification No.)

P.O. Box 4502

Boise, ID 83711

(Address of principal executive office) (Zip Code)

(904) 824-3133

(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 19, 2020, Creative Learning Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and (ii) ratified the appointment of MAC Accounting Group, LLC to serve as our independent registered public accounting firm for fiscal 2020.

Set forth below are the voting results for these proposals:

Item 1:	The election of four directors for a one-year term expiring at the 2020 Annual Meeting
	For	Withheld	Broker Non-Votes
Christopher Rego	9,421,237	601,742	0
Rod K. Whiton	9,176,532	837,447	0
Gary Herman	749,349	9,264,630	0
JoyAnn Kenny-Charlton	6,733,476	3,280,503	0
John Simento	9,301,112	712,867	0
R. Gary Zell, II	8,948,677	1,065,302	0
Mark David Shaw	3,136,505	6,877,474	0

Item 2:	The ratification of the appointment by the Company of MAC Accounting Group, LLC as the Company’s independent registered public accounting firm for fiscal 2020
For	Against	Abstain	Broker Non-Votes
7,306,988	20,000	1,500	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREATIVE LEARNING CORPORATION

Dated: May 22, 2020	By:	/s/ Christopher Rego
	Name:	Christopher Rego
	Title:	Chief Executive Officer

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